UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2015

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 23, 2015, the compensation committee of our board of directors approved (i) stock option and restricted stock unit (“RSU”) grants with time based vesting (the “Time Based Grants”) and (ii) a performance-based equity program (the “PSU Awards”) which included grants to our executive officers described further below. The Time Based Grants and PSU Awards are referred to collectively as the “Awards.”

Background

The Awards are built on a foundation of alignment with shareholder interests and a strong pay-for-performance orientation. Specifically, the Awards are intended to recognize the outstanding stock performance and significant value delivered to shareholders over the past several years, and more recently since the acquisition of Vidara Therapeutics International plc (“Vidara”), as well as to provide incentives going forward that continue to align management with shareholder interests. The Time Based Grants also recognize the fact that, due to management’s low ownership relative to our peer group, management has not had the opportunity to share in the value created to date consistent with competitive market practice.

Horizon Pharma’s performance has been outstanding, with significant returns delivered to shareholders over time, specifically:

•	72% stock price appreciation year-to-date in 2015 through March 23, 2015.

•	79% stock price appreciation since the close of the Vidara acquisition on September 19, 2014.

•	850% total stock price appreciation since January 1, 2013, or approximately 160% compound annual stock price appreciation.

At the same time, the executive team’s ownership is generally below the 25th percentile of the peer group and in case of the CEO, significantly below the 25th percentile, and therefore executives have not had the full opportunity to share in the value delivered to shareholders.

	Horizon		Peer Group Ownership
	Current Ownership(1)		25th	50th
Individuals	Shares	% of OSO(2)	Percentile	Percentile

Walbert, T.	1,366,643	0.8%	1.6%	2.5%
Carey, R.	427,678	0.3%	0.3%	0.5%
Hoelscher, P.	170,000	0.1%	0.2%	0.4%
Moze, B.	182,106	0.1%	0.2%	0.4%
Sherman, J.	517,196	0.3%	0.2%	0.2%
Top 5 Executives (vs. peers)	2,663,623	1.6%	2.7%	4.0%

Kody, J.	203,900	0.1%	n/a (3)	n/a (3)
Kelly, D.	125,888	0.1%	n/a (3)	n/a (3)
Total Executive Committee	2,993,411	1.8%	n/a (3)	n/a (3)

(1)	HZNP Current Ownership includes shares held directly, exercisable and unexercisable stock options, and unvested RSUs.
(2)	Based on 165,378,725 fully diluted Ordinary Shares Outstanding (“OSO”) as of March 20, 2015 (includes (i) outstanding shares, (ii) potential shares to be issued from outstanding stock options, RSUs and warrants and (iii) potential shares to be issued from outstanding convertible notes and exchangeable notes).
(3)	Data is not available for the comparable management role at peer companies.

The compensation committee approved the Awards to achieve the following objectives:

1.	Set executive officers’ ownership at more market-competitive levels, reward for performance achieved to date and continue to align executives with future value creation through time-vested equity grants in a combination of stock options and RSUs. See “Time Based Grants” below for further discussion.

2.	Provide executives an additional performance-based equity opportunity tied to delivering future total shareholder returns (“TSR”) over the next three years at levels above expected market rates of return through a grant of performance-based share units. See “Performance-Based Share Unit Awards” below for further discussion.

Time Based Grants

The grant amounts were set to provide more competitive ownership levels, using the 50th percentile ownership levels of peer group executives as a reference point.

A portion of Mr. Walbert’s stock option grant is contingent upon shareholder approval of amendments to the 2014 Equity Incentive Plan (“EIP”) which will be set forth in the proxy statement for our 2015 Annual General Meeting of Stockholders. Specifically, per the current terms of the EIP, there is a limit on the number of stock options that can be granted to any individual annually of 1,053,074. As a result, the portion of the grant for Mr. Walbert above 1,050,000 options is subject to shareholder approval of an increased annual limit under the EIP, as set forth below. If the option grant subject to shareholder approval is approved by shareholders, then the option exercise price for that option will be equal to the closing share price on the day of shareholder approval.

			Option Grant
	March 23, 2015 Grant		Subject to			Peer Group Ownership
	(Time-Vesting)		Shareholder	Pro Forma Ownership		Percentile
Individuals	Options	RSUs	Approval	Shares	% of OSO(1)	25th	50th	75th

Walbert, T.	1,050,000	500,000	1,650,000	4,566,643	2.6%	1.6%	2.5%	3.1%
Carey, R.	276,000	124,000	—	827,678	0.5%	0.3%	0.5%	0.8%
Hoelscher, P.	276,000	124,000	—	570,000	0.3%	0.2%	0.4%	0.7%
Moze, B.	173,000	77,000	—	432,106	0.3%	0.2%	0.4%	0.5%
Sherman, J.	173,000	77,000	—	767,196	0.4%	0.2%	0.2%	0.5%
Top 5 Executives (vs. peers)	1,948,000	902,000	1,650,000	7,163,623	4.1%	2.7%	4.0%	6.2%

Kody, J.	276,000	124,000	—	603,900	0.3%	n/a (2)	n/a (2)	n/a (2)
Kelly, D.	173,000	77,000	—	375,888	0.2%	n/a (2)	n/a (2)	n/a (2)
Total Executive Committee	2,397,000	1,103,000	1,650,000	8,143,411	4.7%	n/a (2)	n/a (2)	n/a (2)

(1)	Based on 172,819,725 fully diluted OSO as of March 23, 2015 (includes (i) outstanding shares, (ii) potential shares to be issued from outstanding stock options, RSUs and warrants, (iii) potential shares to be issued from outstanding convertible notes and exchangeable notes and (iv) the stock option and RSU grants on March 23, 2015, including grants subject to shareholder approval).
(2)	Data not available for the comparable management role at peer companies.

The stock options not subject to shareholder approval have an exercise price equal to $22.14, the closing price of our ordinary shares on the date of grant. The stock options will vest 25% on the first anniversary of the grant, and 1/48th will vest each month thereafter. The RSUs will vest 25% annually on each anniversary of the grant.

Performance-Based Share Unit Grants

In order to further align management with delivering outstanding returns to shareholders, the compensation committee granted PSU Awards with vesting tied to significant TSR hurdles. Specifically, the TSR during the three-year performance period starting on March 23, 2015 must be at least 15% compounded annually (implied 20-day, volume weighted, average trading price of our ordinary shares (“20-day VWAP”) of at least $32.70 on March 22, 2018) in order for any portion of a PSU Award to vest and must be at least 60% compounded annually (implied 20-day VWAP of at least $88.06 on March 22, 2018) for the maximum PSU Award to vest, as shown in the table below.

TSR will be measured using a base price of $21.50, which is equal to the 20-day VWAP ending on March 23, 2015, the date of grant. TSR will be measured through three separate ending measurement dates occurring on December 22, 2017, March 22, 2018, and June 22, 2018. One-third of the target PSU Award will be measured at each measurement date and the PSU Award vesting level will be determined pursuant to the schedule below based on the compound annual TSR from March 23, 2015 through the applicable measurement date. To the extent that the compound annual TSR falls between the levels shown on the chart below, straight-line interpolation will be applied to determine the number of PSU Awards to vest. For purposes of measurement of the PSU Awards, TSR means the percentage change in the price of the Company’s ordinary shares on a compounded annualized basis, plus the value of reinvested dividends.

The implied future 20-day VWAP to achieve the TSR hurdles are shown in the table below:

Three-Year Compound Annual TSR	Implied 20-day VWAP on March 22, 2018 (Assuming No Dividends)	Implied Total Market Value (Assuming 165.4 million fully diluted shares outstanding)	PSU Award Payout as a Multiple of Target Award

			No award earned
Less than 15%	Less than $32.70	Less than $5.4 billion	(all PSUs cancelled)

15%	$32.70	$5.4 billion	1X Target Award

30%	$47.24	$7.8 billion	2X Target Award

45%	$65.55	$10.8 billion	3X Target Award

60% or greater	Greater than or equal to $88.06	$14.6 billion	4X Target Award

In determining the PSU Award levels granted to our executive officers, the compensation committee considered the overall increase in our total market value that would be necessary to achieve the applicable PSU Award vesting levels and amounts that would be sufficient to reward our executive officers for exerting extraordinary efforts to increase our value. For example, in order for the maximum PSU Awards to vest, our total shareholder return from March 23, 2015 to March 22, 2018 would have to equal at least 60% (implied 20-day VWAP of $88.06 on March 22, 2018), resulting in an overall increase in our value of approximately $10.9 billion during such period (based on a 20-day VWAP of $21.50 on March 23, 2015 and assuming no change in fully diluted common shares outstanding). The compensation committee determined that such compensation levels would be appropriate for our executive officers in the event that we meet these aggressive performance goals.

	Compound Annual TSR at Each TSR Hurdle Rate
	< 15% TSR (Implied Price < $32.70)		15% TSR (Implied Price = $32.70)		30% TSR (Implied Price = $47.24)		45% TSR (Implied Price = $65.55)		60% TSR (Implied Price = $88.06)		Peer Group
	Total PSUs	Pro-Forma Ownership	Total PSUs	Pro-Forma Ownership	Total PSUs	Pro-Forma Ownership	Total PSUs	Pro-Forma Ownership	Total PSUs	Pro-Forma Ownership	Ownership Percentiles
Individuals	Earned	% of OSO(1)	Earned	% of OSO(1)	Earned	% of OSO(1)	Earned	% of OSO(1)	Earned	% of OSO(1)	25th	50th	75th

Walbert, T.	—	2.6%	675,000	3.0%	1,350,000	3.3%	2,025,000	3.6%	2,700,000	4.0%	1.6%	2.5%	3.1%
Carey, R.	—	0.5%	233,000	0.6%	466,000	0.7%	699,000	0.8%	932,000	1.0%	0.3%	0.5%	0.8%
Hoelscher, P.	—	0.3%	233,000	0.5%	466,000	0.6%	699,000	0.7%	932,000	0.8%	0.2%	0.4%	0.7%
Moze, B.	—	0.3%	186,000	0.4%	372,000	0.5%	558,000	0.5%	744,000	0.6%	0.2%	0.4%	0.5%
Sherman, J.	—	0.4%	186,000	0.5%	372,000	0.6%	558,000	0.7%	744,000	0.8%	0.2%	0.2%	0.5%
Top 5 Executives	—	4.1%	1,513,000	4.9%	3,026,000	5.7%	4,539,000	6.5%	6,052,000	7.2%	2.7%	4.0%	6.2%

Kody, J.	—	0.3%	233,000	0.5%	466,000	0.6%	699,000	0.7%	932,000	0.8%	n/a (2)	n/a (2)	n/a (2)
Kelly, D.	—	0.2%	186,000	0.3%	372,000	0.4%	558,000	0.5%	744,000	0.6%	n/a (2)	n/a (2)	n/a (2)
Total Exec. Committee	—	4.7%	1,932,000	5.7%	3,864,000	6.7%	5,796,000	7.7%	7,728,000	8.7%	n/a (2)	n/a (2)	n/a (2)

(1)	Pro-Forma Ownership % of OSO based on (a) pro-forma ownership, which includes shares held directly, exercisable and unexercisable stock options, and unvested RSUs, including the Time-Based Grants, and PSU Awards corresponding with the TSR level of achievement shown in the table above, divided by (b) fully diluted common shares outstanding, which includes 172,819,725 fully diluted OSO as of March 23, 2015 (which includes the Time-Based Grants), as well as PSU Awards corresponding with the TSR level of achievement shown in the table above.
(2)	Data not available for the comparable management role at peer companies.

The compensation committee determined that the Awards are aligned with shareholder interests and support a strong pay-for-performance orientation. The design of the PSUs, with aggressive TSR hurdles (15% minimum and 60% max), strongly aligns management with continuing to deliver outstanding returns to shareholders over the next three years. If these aggressive TSR hurdles are met, the increase in our share price will deliver a significant increase in our total shareholder value as shown in the following table:

Horizon Pharma Total Outstanding Equity Grants
Date	Required Share Price Achievement(1)	Implied Total Market Value (Billions)(2)	Total Outstanding Equity Grants (Millions)(3)	% of Fully Diluted Common Shares Oustanding(4)	Estimated Percentile Rank Relative to Peers

Prior to 3/23/2015	n/a	$3.7	9.1	5.5%	5th

With 3/23/2015 Time-Based Grants	$22.14 for Options	$3.7	16.6	9.6%	52nd

With 3/23/2015 Time-Based Grants + TSR Grants at 1x	$32.70	$5.4	19.2	11.0%	69th

With 3/23/2015 Time-Based Grants + TSR Grants at 2x	$47.24	$7.8	21.9	12.3%	80th

With 3/23/2015 Time-Based Grants + TSR Grants at 3x	$65.55	$10.8	24.5	13.6%	82nd

With 3/23/2015 Time-Based Grants + TSR Grants at 4x	$88.06	$14.6	27.2	14.8%	89th

(1)	On March 22, 2018, assuming no dividends.
(2)	Uses diluted OSO for Horizon of 165,378,725 as of 3/20/2015 for each scenario.
(3)	Excludes shares directly held as direct ownership data is not available for all employees for Horizon or the peer group.
(4)	Diluted OSO for Horizon includes 165,378,725 diluted shares outstanding as of 3/20/2015 plus additional shares granted in each scenario.

Per the current terms of the EIP, there is a limit on the number of performance-based awards that can be granted annually to any individual of 631,844 performance-based awards. For each of the executives shown in the table, the number of ordinary shares to be earned above the 15% TSR level is subject to shareholder approval of amendments to the EIP, including an increase to the maximum number of performance-based awards that can be granted to any individual annually, which will be set forth in the proxy statement for our 2015 Annual General Meeting. In addition, for our CEO, Timothy P. Walbert, 45,000 ordinary shares of his PSU grant at the 15% TSR level is also subject to shareholder approval of amendments to the EIP. The following table details the portion of the time-based vesting stock option and RSU grants as well as the PSU grants that are subject to shareholder approval for each executive.

		March 23, 2015 Grant			15% TSR		30%, 45% and 60% TSR
	HZNP Current			Option Grant Subject to Shareholder	PSUs	PSU Grant Subject to Shareholder	PSUs	PSU Grant Subject to Shareholder Approval
Individuals	Ownership (1)	Options	RSUs	Approval	Granted	Approval	Granted	Low	High

Walbert, T.	1,366,643	1,050,000	500,000	1,650,000	630,000	45,000	—	675,000	2,025,000
Carey, R.	427,678	276,000	124,000	—	233,000	—	—	233,000	699,000
Hoelscher, P.	170,000	276,000	124,000	—	233,000	—	—	233,000	699,000
Moze, B.	182,106	173,000	77,000	—	186,000	—	—	186,000	558,000
Sherman, J.	517,196	173,000	77,000	—	186,000	—	—	186,000	558,000
Top 5 Executives (vs. peers)	2,663,623	1,948,000	902,000	1,650,000	1,468,000	45,000	—	1,513,000	4,539,000

Kody, J.	203,900	276,000	124,000	—	233,000	—	—	233,000	699,000
Kelly, D.	125,888	173,000	77,000	—	186,000	—	—	186,000	558,000
Total Executive Committee	2,993,411	2,397,000	1,103,000	1,650,000	1,887,000	45,000	—	1,932,000	5,796,000

(1)	HZNP Current Ownership includes shares held directly, exercisable and unexercisable stock options, and unvested RSUs.

Additionally, in order for any portion of the PSU Awards granted under the program to vest, the grantee must remain employed by us through March 22, 2018 unless the earlier departure from employment is due to death, disability, termination without cause or a change in control transaction. In the event of a termination without cause or good reason resignation prior to the end of the performance period, the grantee is still eligible to vest in a pro-rated portion of the award based on the number of months the grantee was employed during the performance period, still subject to the attainment of the TSR levels during the full performance period. In the event of a termination for any reason other than death, disability, termination without cause, good reason resignation or termination in connection with a change in control transaction that occurs prior to the end of the performance period, the grantee will forfeit the entire PSU Award.

If a change in control of Horizon occurs during the performance period, then the portion of the PSU Award that may be earned will be calculated based on the level of annualized TSR attained through the date of the change in control. In order for the PSU Award to vest and be earned following any change in control, the grantee will still be generally required to remain employed by us or our successor through March 22, 2018 unless the earlier departure from employment is due to (i) death, (ii) disability or (iii) termination without cause or a good reason resignation.

To further align executives’ interests with those of shareholders and to discourage excessive risk-taking, to the extent that the PSU Awards vest, any vested shares will be subject to an additional two-year holding requirement. Specifically, shares will be issued in settlement of 50% of the vested PSU Award on March 22, 2019 (one year following vesting) and for the remaining 50% on March 22, 2020 (two years following vesting). However, the vested PSU Award shares will be issued immediately in the event of the officer’s death or disability or upon a change in control of Horizon which occurs prior to such scheduled issuance dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2015	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President, Chief Financial Officer